Exhibit 99.1

Chico’s FAS, Inc. Announces CFO Transition

FORT MYERS, Fla. – June 12, 2023 – Chico’s FAS, Inc. (NYSE: CHS) (the “Company” or “Chico’s FAS”) announced today that David M. Oliver, Senior Vice President – Finance, Controller and Chief Accounting Officer, has been appointed as Executive Vice President – Chief Financial Officer and Chief Accounting Officer, effective June 24, 2023. Current Executive Vice President – Chief Financial Officer Patrick J. Guido has resigned to accept a position at another company where he can be located closer to his family. Mr. Guido’s last day with the Company is June 23, 2023.

CEO and President, Molly Langenstein stated, “We are excited about David’s appointment. David was instrumental in stewarding the Company for a year and a half as interim CFO during the early phase of the pandemic. His deep knowledge of Chico’s FAS, as well as his impressive financial experience and steady hand, will benefit the Company as we continue to make progress against our long-term strategic plan. Chico’s FAS’ financial foundation is solid, and we thank PJ for his contributions.”

Mr. Oliver is currently the Company’s Senior Vice President – Finance, Controller and Chief Accounting Officer. Mr. Oliver joined the Company in 2012 and has held multiple leadership roles within the Company. He initially joined the Company as Vice President – Finance and Controller, followed by the role of Group Vice President – Finance, Controller, Chief Accounting Officer and Treasurer. Mr. Oliver also served as Interim Chief Financial Officer and Senior Vice President – Controller from February 2020 until September 2021. Prior to joining the Company, Mr. Oliver held various finance roles with SUPERVALU Inc., a retail and wholesale grocery chain, including Chief Financial Officer – Supply Chain Services, Vice President, Corporate Controller and Vice President, Investor Relations from 2004 to 2012. Mr. Oliver also served as an executive finance officer at the Arden Group, Inc. and The Vons Companies, Inc., both food supermarket retailers, as well as Audit Manager and CPA at the accounting firm Arthur Andersen.

“The Board and leadership team thank PJ for his contributions to Chico’s FAS, and we wish him well in his future endeavors,” said Ms. Langenstein.

“It has been a privilege working with the exceptional Board and leadership team of Chico’s FAS. I am proud of the work we’ve done together, and I am confident that David will continue to be a thought partner to leadership and is well positioned to take on this role,” said Mr. Guido.

ABOUT CHICO’S FAS, INC.

Chico's FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, FL. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico's FAS is a company of three unique brands - Chico's®, White House Black Market® and Soma® - each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.

Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and

Exhibit 99.1
through StyleConnect®, the Company's customized, branded, digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.

As of April 29, 2023, the Company operated 1,262 stores in the U.S. and sold merchandise through 58 international franchise locations in Mexico and through two domestic franchise locations in airports. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com and www.soma.com.

To learn more about Chico's FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives or expectations of Chico’s FAS regarding future growth and success, and the quotations from Ms. Langenstein and Mr. Guido constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, our ability to successfully execute and achieve the expected results of our business and brand strategies, awareness, merchandising and marketing programs. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur, and we caution investors not to place undue reliance on such forward-looking statements. Investors are encouraged to review Chico’s FAS’ latest annual report on Form 10-K, including the risk factors included therein, for a description of other important factors that may affect Chico’s FAS’ business, results of operations and financial condition. Chico’s FAS does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Relations Contact:

Julie MacMedan
Chico’s FAS, Inc.
(239) 346-4384
julie.macmedan@chicos.com